United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 28, 2020

FRANKLIN FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its new charter)

Pennsylvania                                  001-38884                        25-1440803

(State or other jurisdiction             (Commission                      (IRS Employer

of incorporation)                     File Number)                      Indent. No.)

20 South Main Street, Chambersburg, PA                                        17201

          (Address of principal executive office)                                       (Zip Code)

Registrant's telephone number, including area code                     (717) 264-6116

N/A

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a –12 under the Exchange Act (17 CFR 240.14a –12)

☐	Pre-commencement communications pursuant to Rule 14d – 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e – 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Symbol	Name of exchange on which registered
Common stock	FRAF	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07  Submission of Matters to a Vote of Security Holders.

Franklin Financial Services Corporation (the “Company”) held its annual meeting of shareholders on April 28, 2020.  The Board of Directors submitted the following proposals to a vote of security holders and the results of the voting on each proposal are presented below.

Proposal 1 – Election of four Directors to Class B for a term of three years.

Director	Votes For	Votes Withheld	Broker Non-Votes
G. Warren Elliott	2,914,770	157,206	479,039
Timothy G. Henry	2,972,925	99,051	479,039
Stanley J. Kerlin	2,960,835	111,141	479,039
Kimberly M. Rzomp	2,954,490	117,486	479,039

Directors Elliott,  Henry,  Kerlin and Rzomp were elected.

Proposal 2 – Advisory Vote on Compensation of Named Executive Officers (Say-On-Pay).

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,804,091	137,466	129,861	479,039

Proposal 3 – Amendment to the Articles of Incorporation

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,927,007	51,511	93,458	479,039

The proposal to amend the Articles of Incorporation was approved as the total votes cast “for” exceeded the required minimum vote of more than 50% of all outstanding shares.

Proposal 4 – Ratification of the selection of Crowe LLP, as the independent registered public accounting firm for 2020.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,451,085	37,877	62,053	0

The selection of Crowe LLP was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN FINANCIAL SERVICES CORPORATION

/s/ Timothy G. Henry

    Timothy G. Henry, President and Chief Executive Officer

Dated: May 6, 2020